EXHIBIT 99.906 CERT

  CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION 906 OF
                             THE SARBANES-OXLEY ACT

I, Donald F. Crumrine, Director, Chairman of the Board and Chief Executive Officer of Flaherty & Crumrine/Claymore Preferred Securities Income Fund Incorporated (the "Registrant"), certify that:

     1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date: January 26, 2010                  /s/ Donald F. Crumrine
                                        ----------------------------------------
                                        Donald F. Crumrine,
                                        Director, Chairman of the
                                        Board and Chief Executive Officer
                                        (principal executive officer)

I, R. Eric Chadwick, Chief Financial Officer, Treasurer, and Vice President of Flaherty & Crumrine/Claymore Preferred Securities Income Fund Incorporated (the "Registrant"), certify that:

     1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date: January 26, 2010                  /s/ R. Eric Chadwick
                                        ----------------------------------------
                                        R. Eric Chadwick,
                                        Chief Financial Officer,
                                        Treasurer, and Vice President
                                        (principal financial officer)